Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Partners
Essex Portfolio, L.P.:

We consent to the use of our report dated March 31, 2005 except as to notes 2(c), 3, 11, and 13, which are as of January 25, 2006, with respect to the consolidated balance sheets of Essex Portfolio, L.P. and subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of operations, partners’ capital, and cash flows for each of the years in the three-year period ended December 31, 2004, and the related financial statement schedule, and our report dated March 30, 2005 with respect to management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004, and the effectiveness of internal control over financial reporting as of December 31, 2004, incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP
KPMG LLP

San Francisco, CA
January 25, 2006

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Essex Property Trust, Inc.:

We consent to the use of our report dated March 30, 2005 except as to notes 2(c), 3, 11, and 14, which are as of December 20, 2005, with respect to the consolidated balance sheets of Essex Property Trust, Inc. and subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of operations, stockholders’ equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2004, and the related financial statement schedule, and our report dated March 30, 2005 with respect to management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004, and the effectiveness of internal control over financial reporting as of December 31, 2004, incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP
KPMG LLP

San Francisco, CA
January 25, 2006